UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2/A

AMMENDMENT TO REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAPITAL RESOURCE ALLIANCE, INC.

(Exact name of Registrant as specified in its charter)

COLORADO 1000 20-5966439
Jurisdiction of (Primary Standard IRS Employer incorporation or Industrial Classification Identification organization Code Number) Number

Capital Resource Alliance, Inc. 1013 1st Avenue, NW, Calgary, Alberta Canada T2N 0A8
(Name and address of principal executive offices) ( Zip Code)

With copy to:
Capital Resource Alliance, Inc. Brant. E. Hodyno
Joseph Forzani Attorney At Law
1013 1st Avenue, NW 300 East 57th St., #15F
Calgary, AB T2N 0A8 New York, NY 10021
403.827.7936 646.290.6647 403.256.3302 646.290.8849 .
(Name, address and telephone number of agent for service)

403.827.7936
Registrant's telephone number, including area code

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

|X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following.                                          |__|

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [ X ]  No [__]

1

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Proposed amount to be registered	Proposed offering Price per unit	Proposed aggregate offering price	Amount of Registration fee

Common Stock	4,000,000	$ 0.03 per share	$ 120,000	$3.68

(1) Based on the last sales price on June 30, 2007

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

No exchange or over-the-counter market exists for our shares.  The offering price was established by management and does not reflect market value, assets or any established criteria of valuation.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated ___________, 2007

PROSPECTUS

CAPITAL RESOURCE ALLIANCE, INC.

4,000,000 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 4 - 6.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is: ____________, 2007

TABLE OF CONTENTS

Summary…………………………………….…...………………………………………………………	3
Risk Factors………………………………………………………………………………………...……	5
Use of Proceeds………………………………………………………………………………………….	10
Determination of Offering Price…………………………………………………………………………	15
Dilution…………………………………………………………………………………………………..	15
Selling Shareholders……………………………………………………………………………………..	16
Plan of Distribution……………………………………………………………………………………...	19
Legal Proceedings……………………………………………………………………………………….	25
Directors, Executive Officers, Promoters and Control Persons……………………………………	25
Security Ownership of Certain Beneficial Owners and management……………………………..	27
Description of Securities………………………………………………………………………………...	29
Interests of Named Experts and Counsel………………………………………………………..……	30
Disclosure of Commission Position of Indemnification for Securities Act Liabilities………..……	31
Organization Within Last Five Years…………………………………………………………………	31
Description of Business………………………………………………………………………….…….	32
Plan of Operation…………………………………………………………………………………..…..	39
Description of Property……………………………………………………………………………..….	45
Certain Relationships and Related Transactions…………………………….……………………...	45
Market for Common Equity and Related Stockholder Matters………………………………………	45
Executive Compensation………………………………………………………………………………..	47
Financial Statements…………………………………………………………………………………….	49
Changes in and Disagreements with Accountants Disclosure………………………………….…..	66

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration.  To date, we have not conducted any exploration on our sole mineral property, the Long Lake Gold Prospect, Abrey Township, Northwestern Ontario, Thunder Bay Mining District NTS 42E/10

We own a 100% interest in the mining claims comprising the Long Lake property.  We purchased these claims from Mr. Donald Murdock of Calgary, Alberta for a cash payment of $ 10,000 and 500,000 shares of our common stock at a price of $0.03 per share ($1,500) for a total price of $11,500.

Our objective is to conduct mineral exploration activities on the Long Lake claims in order to assess whether it possesses economic reserves of gold, silver and/or copper.  We have not yet identified any economic mineralization on the property.  Our proposed exploration programs are designed to search for an economic mineral deposit.

We were incorporated in the State of Colorado on January 12, 2000.  Our principal offices are located at 1013 1st Avenue, NW, Calgary, Alberta.  Our telephone number is 403.827.7936.

The Offering:

Securities Being Offered: Up to 4,000,000 shares of common stock.

Offering Price: The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering: The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering: The offering will conclude when all of the 4,000,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than one year from the effective date of this registration statement.

Securities Issued and to be Issued:  5,100,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data June 30, 2007
Cash $15,155
Total Assets $15,155
Liabilities $ 2,655
Total Stockholders’ Equity $12,500

Statement of Loss and Deficit
From Incorporation on
January 12, 2000 to June 30, 2007
Revenue $ 0
Net Loss ($25,100)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Long Lake claims, and therefore we will need to obtain additional financing in order to complete our business plan.  As of June 30, 2007 we had cash in the amount of $15,155. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Long Lake claims.  We do not currently have sufficient funds to conduct initial exploration on the property and require additional financing in order to determine whether the property contains economic mineralization.  We will also require additional financing if the costs of the exploration of the Long Lake claims are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, silver and gold, investor acceptance of our property and general market conditions.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Long Lake claims to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

Although we are preparing to commence exploration on the Long Lake claims in the fall of 2004, we have not yet commenced exploration on the property.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on January 12, 2000 and have been involved primarily in organizational activities and the acquisition of our mineral property.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Long Lake claims and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claims contain economic mineralization or reserves of copper, silver or gold.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  Our exploration of the Long Lake claims may not result in the discovery of commercial quantities of copper, silver or gold.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER RESERVES OF PRECIOUS METALS ON THE LONG LAKE CLAIMS, WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP THE ELIZA CLAIMS.

The Long Lake claims do not contain any confirmed bodies of mineralization. If our exploration programs are successful in establishing minerals of commercial tonnage and grade, we will require additional funds in order to further develop the property.  At this time, we cannot assure investors that we will be able to obtain such financing.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our independent accountant’s report to our audited financial statements for the period ended June 30, 2007, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are our accumulated deficit since inception, our failure to attain profitable operations and our dependence upon obtaining adequate financing to pay our liabilities.  If we are not able to continue as a going concern, it is likely investors will lose their investments.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under British Columbia mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do not affect our current exploration plans, if we proceed to commence drilling operations on the Long Lake claims, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues.  In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied.  These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our directors do not have any technical training in the field of geology.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.  Their decisions and choices may not be well thought out and our operations and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR DIRECTORS HAVE OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Forzani intends to devote 10 hours per week to our business affairs. It is possible that the demands on Mr. Forzani from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.  In addition, Mr. Forzani may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

 Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus.

Determination of Offering Price

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 4,000,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

4,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on December 4, 2006;  and 500,000 shares of our common stock completed June 27, 2007 that was exempt from registration under Regulation S of the Act.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;

2.  the total number of shares that are to be offered for each;

3.  the total number of shares that will be owned by each upon completion of the offering; and

4.

 the percentage owned by each upon completion of the offering.

Name of selling Shareholder	Shares owned prior to this offering	Total number of shares to be offered for selling shareholder’s account	Total shares to be owned Upon completion of this offering	Percent owned upon completion of this offering
Dean Hood	100,000	100,000	-0-	-0-

W.D. Hood	100,000	100,000	-0-	-0-

Don Thompson	100,000	100,000	-0-	-0-

Marilyn Thompson	100,000	100,000	-0-	-0-
Carley Thompson	100,000	100,000	-0-	-0-

Colin Thompson	100,000	100,000	-0-	-0-

Leana Oversby	100,000	100,000	-0-	-0-

Stevie Forzani*	100,000	100,000	-0-	-0-

Kelsea Forzani*	100,000	100,000	-0-	-0-

John Forzani*	100,000	100,000	-0-	-0-

Lech Pierzchalski	100,000	100,000	-0-	-0-

Cheryl Engel	100,000	100,000	-0-	-0-

Shawn B. Engel	100,000	100,000	-0-	-0-

Doug Kriekle	100,000	100,000	-0-	-0-

Connor Kriekle	100,000	100,000	-0-	-0-

Curtis Kloberdanz	100,000	100,000	-0-	-0-

Kim RheuBottom	100,000	100,000	-0-	-0-

Jamie RheuBottom	100,000	100,000	-0-	-0-

Kelley RheuBottom	100,000	100,000	-0-	-0-

Julie RheuBottom	100,000	100,000	-0-	-0-

James Watts	100,000	100,000	-0-	-0-

Rosa Fishman	100,000	100,000	-0-	-0-

Loren Forzani **	100,000	100,000	-0-	-0-

George Spence	100,000	100,000	-0-	-0-

Marvin Segal	100,000	100,000	-0-	-0-

Steve Itscovitch	100,000	100,000	-0-	-0-

John Allen	100,000	100,000	-0-	-0-

Katie Allen	100,000	100,000	-0-	-0-

Bart Allen	100,000	100,000	-0-	-0-

Lisa Fisher	100,000	100,000	-0-	-0-

Corey Fisher	100,000	100,000	-0-	-0-

Sheldon Fishman	100,000	100,000	-0-	-0-

Sandra Pawluk	100,000	100,000	-0-	-0-

Donald Murdock	500,000	500,000	-0-	-0-

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 5,100,000 shares of common stock outstanding on the date of this prospectus.

* Stevie, Kelsea and John Forzani are the adult nieces and nephew of our president, Joseph Forzani.

**Loren Forzani is the adult daughter of our president, Joseph Forzani.

Other than as described above, none of the selling shareholders:

    (1)  has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed.

The shares may also be sold in compliance with the Securities and Exchange Commission's Regulation S and Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.

The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders and any broker-dealer who execute sales for the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales.

None of the selling shareholders has any arrangement or agreement with any broker-dealer or underwriting firm to resell any shares on behalf of the selling shareholders.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $ 27,512. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.  Not engage in any stabilization activities in connection with our common stock;

2.  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as     amended from time to time, as may be required by such broker or dealer; and

3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities   other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and   secondary trading;

*  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer      with respect to a violation of such duties or other requirements

*  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

*  contains a toll-free telephone number for inquiries on disciplinary actions;

*  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

*  contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

*  bid and offer quotations for the penny stock;

 *  the compensation of the broker-dealer and its salesperson in the transaction;

*  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

                 * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Colorado is 150 Elm Street, Denver, CO 80220.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name of Director

Age

Joseph Forzani

 50

Frederick Fitzgerald

 48

Executive Officers:

Name of Officer

Office

Joseph Forzani

President, Treasurer, Chief Executive Officer and Principal Accounting Officer

Fred Fitzgerald

Secretary

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Joseph Forzani, President, Treasurer Chief Executive Officer and Principal Accounting Officer

1982 – Present

Founding member of the Forzani Group, a publicly trading Canadian company that owns and operates over 500 sporting goods stores throughout Canada.  In 1982 Mr. Forzani started RnR, a specialized outdoor sports company as part of the Forzani Group and subsequently purchased 100% of RnR and remains the sole owner.  He has retained his interest in the Forzani Group.

Mr. Forzani attended Utah State University (BA in Education and MA in Psychology ) on a football scholarship, was drafted by the Philadelphia Eagles and played professional football for 10 years ending his career with the Calgary Stampeders of the Canadian Football League.

Fred Fitzgerald, Secretary

Nov 2005- March 2007 Store Manager Dollar Giant Stores, Vancouver, B.C

Maintained expenses, sales and store shrink within a budget and closely monitored all variables related to stores budget performance. Monitored product turnover, seasonality of product and any influencing variables such as special promotion of a product or fierce competition and determined appropriate inventory. Evaluated product base of a retail outlet and initiated changes that increased merchandise turnover and profitability yet reduced store inventory.

January  2003-Nov. 2005  Bakery Manager - Tim Horton Donuts Ltd, Woodstock, Ontario

Monitored inventory on a regular basis and baked product as determined by sales and projected demand.

Maintained production control information as a tool for future production.

Chaired many large fund raising projects and held all executive positions with the Woodstock Kinsmen Club.

April 1999- January2003 Sales Representative

Husky Foods, Woodbridge, Ontario

Responsible for maintaining a regular call cycle to a large number of accounts in many different types of business

Developed and implemented sales presentations and marketing strategies that resulted in     increased sales.

Term of Office

Our directors have been appointed for a one-year term to hold office until the next annual general meeting of our       shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Security Ownership of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at July 21, 2004.  Except as otherwise indicated, all shares are owned directly.

                                                                                            Amount of

Title of                               Name and address                  beneficial                        Percent

Class                                of beneficial owner                  ownership                        of class

Common Stock                 Joseph Forzani                             600,000                            12

          1013 1st Avenue, NW

          Calgary, AB T2N 0A8

Common Stock

           Fred Fitzgerald

500,000

           9.8

Common Stock

           Donald Murdock

500,000

           9.8

Common Stock

          All Officers and Directors            1,100,000

            21.8

          as a Group.

The percent of class is based on 5,100,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description of Securities

General

Our authorized capital stock consists of 110,000,000 shares of stock at a par value of $0.001 per share.

Common Stock

Our authorized common stock consists of 100,000,000 shares with a par value of $0.001 per share

As of June 30, 2007, there were 5,100,000 shares of our common stock issued and outstanding that are held by 38 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our authorized preferred stock is 10,000,000 shares with a par value of $0.001.  No preferred shares are issued and outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Brant E. Hodyno, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Madsen Bros. CPAs, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the Colorado Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization within Last Five Years

We were incorporated on January 12, 2000 under the laws of the state of Colorado.  On that date Joseph Forzani was appointed as our director.  As well, Mr. Forzani was appointed as our President, Chief Executive Officer Secretary and Treasurer.  On November 16, 2006 Fred Fitzgerald joined our board of directors as Secretary Treasurer.

Description of Business

In General

We intend to commence operations as an exploration stage mineral exploration company. As such, there is no assurance that a commercially viable mineral deposit exists on our sole mineral property interest, the Long Lake claims.  Further exploration will be required before a final evaluation as to the economic and legal feasibility of the Long Lake claims is determined.

We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We acquired a 100% undivided right, title and interest in and to several mineral claims located predominately under the lakebed of Long Lake, in the Beardmore-Geraldton Camp, Abrey Township, Northwestern Ontario, Canada Thunder Bay Mining District.

In order to acquire the claims, we paid $10,000 cash and 500,000 shares of our common stock to Mr. Donald Murdock, the vendor of the property in an arm’s length transaction.

Our plan of operation is to determine whether this Long Lake claims contains reserves of gold and/or silver that are economically recoverable.  The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

Even if we complete our proposed exploration programs on the Long Lake claims and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Long Lake Claims Purchase Agreement

On March 19, 2007, we entered into an agreement with Mr. Donald Murdock of Calgary, Alberta, Canada, whereby he agreed to sell us a total of 21 units comprising two large blocks of mineral claims located approximately 16 kilometers from the village of Long Lake, Ontario. We agreed to have Mr. Murdock hold these claims in trust on our behalf for the sum of $10,000 and 500,000 shares of our restricted stock for a 100% undivided right, title and interest in and to these claims.

Title to the Long Lake claims

The Long Lake claims consist of two blocks of mineral claims comprised of 15 and 6 units repectively.  A “mineral claim” refers to a specific section of land over which a title holder owns rights to exploration to ground.  Such rights may be transferred or held in trust.  The claims comprising the Long Lake claims are registered 100% in the name of Luverne Hogg of Peachland, British Columbia. These claims will only be valid as long as we spend a minimum of $880 in exploration work on each one each year.  The minimum expenditure on our group of claims must be made on or before April 16, 2009.

If Luverne Hogg, as trustee becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in Ontario courts.

The registration of the claims in the name of a trustee does not impact a third party’s ability to commence an action against us respecting the Long Lake claims or to seize the claims after obtaining judgment.

Description, Location and Access

The Long Lake claims are located 8 kilometers (5 miles) south from the nearest town, Long Lac, Ontario which is situated at the north end of the lake.  The claims are legally described as NTS 42E/10, Abrey Township,

Northwestern Ontario.

The Long Lake Prospect lies within the Beardmore-Geraldton “greenstone belt” that has a history of gold production spanning 50 years and has produced more than 4.1 million ounces of gold and ¼ million ounces of silver from 18 mines. The Beardmore-Geraldton gold Camp rates among the top five gold Camps in the Canadian Shield.

Mineralization and Exploration History

Gold produced from the Beardmore-Geraldton Camp is spatially related to iron formation lithology and occurs in veins, breccia and shear zones hosted in Archean iron formation, metasediments, intrusive rocks and metavolcanics.

The Long Lake Prospect is located on the west end of the Beardmore-Geraldton Camp. The project was chosen because of its on strike potential and close proximity (16 km west) to the largest gold mine in the Camp. The Hard Rock-McLeod-Cockshutt-Mosher deposit produced over 2 million oz gold (Figure 1). The geophysics, stratigraphy and structures on the project area indicate a high potential to host gold mineralization

Geological Report: Long Lake claims

We have obtained a geological report on the Long Lake claims that was prepared by M.P. Mudry, BSc, P. Geologist of Calgary, Alberta. In his report, Mr. Mudry concludes that the Long Lake claims have two established anomalies identified by a previous magnetometer survey filed with the government of Ontario and a good chance of containing gold. Due to improved drilling techniques these zones should be drilled during the winter months through the ice. He also recommends a GPS satellite survey and optioning of adjacent claims, if possible.

We do not have an agreement with Mr. Mudry to provide further geological services for planned exploration work on the Long Lake claims.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the province of Ontario, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work.  Wee would avoid having to post a bond required if we significantly disturb the surface of the land.  Transportation and actual drilling will be done on and through he ice in the middle of winter.

In addition, production of minerals in the province of Ontario requires prior approval of applicable governmental regulatory agencies. This would almost certainly require a feasibility study and an environmental impact report. We can provide no assurance to investors that such approvals will be obtained.  The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-

Water discharge will have to meet water standards;

-

Dust generation will have to be minimal or otherwise re-mediated;

-

Dumping of material on the surface will have to be re-contoured and re-vegetated;

-

An assessment of all material to be left on the surface will need to be environmentally benign;

-

Ground water will have to be monitored for any potential contaminants;

-

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-

There will have to be an impact report of the work on the local fauna and flora.

During the initial phases of exploration, there will be no significant costs of compliance with government regulations.

Employees

We have no employees as of the date of this prospectus other than our sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Plan of Operation

• Reestablish the location of previous geophysical grids (1999) with GPS (global positioning system) survey equipment.

• Define drill targets by confirming known geophysical anomalies and determine the size of the open conductor (HLEM target 2, Figure 2). Today’s high resolution geophysical surveys are a cost effective method to precisely identify drill targets. When additional drilling is required quick and accurate positioning of previous drill holes and geophysical anomalies can be relocated by GPS.

• Negotiate an option for the offsetting claims to the west that are currently staked (Figure 3).

• Additional research and data acquisition of previous exploration to establish any known drill locations and mineralization in the immediate area of interest. This would avoid any duplication of exploration and can lead to additional staking.

• Due to the available short window of safe ice conditions logistical planning for the geophysics and drill contractors should be fast tracked.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  Our management is prepared to provide us with short-term loans, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.  Management feels that having our shares quoted on the OTC Bulletin Board quotation system may make attracting further capital easier.

We have not and do not intend to seek debt financing by way of bank loan, line of credit or otherwise.  Financial institutions do not typically lend money to mineral exploration companies with no stable source of revenue.

If we do not secure additional funding for exploration expenditures, we may consider seeking an arrangement with a joint venture partner that would provide the required funding in exchange for receiving a part interest in the Long Lake claims.  We have not undertaken any efforts to locate a joint venture partner.  There is no guarantee that we will be able to locate a joint venture partner who will assist us in funding exploration expenditures upon acceptable terms.  We may also pursue acquiring interests in alternate mineral properties in the future.

Results of Operations for Period Ending June 30, 2007

We did not earn any revenues during the period ending June 30, 2007.  We have not commenced the exploration program that is part of our business plan and can provide no assurance that we will discover economic mineralization on the property.

We incurred operating expenses in the amount of $25,100 for the period from our inception on January 12, 2000 to June 30, 2007. These operating expenses were comprised of legal and organizational costs of $8,600, mineral exploration costs of $5,000 and mineral impairment costs of $11,500. We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description of Property

By a mineral property purchase agreement dated March 19, 2007, the Company acquired a 100% undivided right, title and interest in and to two mineral claims known collectively as the Long Lake claims.  We do not own or lease any property other than the Long Lake claims.

Certain Relationships and Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;

  *  Any person proposed as a nominee for election as a director;

  *  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached        to our outstanding shares of common stock;

  *  our  promoters, Mr. Joseph Forzani and Mr. Fred Fitzgerald; and

  *  Any relative or spouse of any of the foregoing persons who has the same house as such person.

Our president, Mr. Joseph Forzani, provides management services and office premises to us free of charge.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on     the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 38 registered shareholders.

Rule 144 Shares

When this registration statement becomes affective a total of 51,000 share of our common stock will be eligible for trading in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 51,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on    Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Colorado Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.  we would not be able to pay our debts as they become due in the usual course of business; or

2.  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on June 30, 2004 to June 30, 2004, and subsequent to that period to the date of this prospectus.

Annual Compensation

NAME	TITLE	YEAR	SALARY	BONUS	OTHER COMPENSATION

Joseph Forzani	President	2000	-0-	-0-	-0-
		2001	-0-	-0-	-0-
		2002	-0-	-0-	-0-
		2003	-0-	-0-	-0-
		2004	-0-	-0-	-0-
		2005	-0-	-0-	-0-
		2006	-0-	-0-	-0-
		2007	-0-	-0-	-0-
			-0-	-0-	-0-
Fred Fitzgerald	Secretary/Treasurer	2006	-0-	-0-	-0-
		2007	-0-	-0-	-0-

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Forzani and do not pay him any amount for acting as a director.

Financial Statements

TABLE OF CONTENTS

F1. Independent Auditor’s Report

F2. Balance Sheet as at June 30, 2007

F3. Statement of Operations for the year ended June 30, 2007 and for the period January 13, 2000 through June 30, 2007

F4. Statement of Cash Flows for the year ended June 30, 2007 and for the period January 13, 2000 through June 30,2007

F5. Statement of Stockholders' Equity as at June 30, 2007

F7. Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Board of Directors

Capital Resource Alliance, Inc.

(An Exploration Stage Company)

We have audited the accompanying balance sheet of Capital Resource Alliance, Inc. (An Exploration Stage Company) as of June 30, 2007 and the related statements of operations, shareholders’ equity and cash flows for the years ended June 30, 2007 and 2006  and for the period from January 12, 2000 (date of inception) to June 30, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Resource Alliance, Inc. (An Exploration Stage Company) as of June 30, 2007 and the results of its operations and cash flows for the years ended June 30, 2007 and 2006 and for the period from January 12, 2000 (date of inception) to June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company incurred a net loss of approximately $ 25,100 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its exploration activities.  These factors raise substantial doubt that the Company will be able to continue as a going concern.  Management’s plans in regard to these matters are also discussed in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc.

Salt Lake City, Utah

August 31, 2007

F 1

CAPITAL RESOURCE ALLIANCE INC. (AN EXPLORATION STAGE COMPANY) BALANCE SHEET FOR THE YEAR ENDED JUNE 30, 2007
ASSETS

Cash	$ 15,155

Total Assets	$ 15,155

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilites:	-
Due to related party	2,655

Stockholders' Equity:
Preferred stock, $.001 par value; authorized 10,000,000, none issued	-
Common stock, $.001 par value; 100,000,000 shares authorized
5,100,000 issued and outstanding	5,100

Additional paid in capital	32,500
Deficit accumulated during the exploration stage	(25,100)

Total Stockholders' Equity	12,500

Total Liabilities and Stockholders' Equity	$ 15,155

THE ACCOMPANYING NOTES FORM AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

F 2

CAPITAL RESOURCE ALLIANCE INC. (AN EXPLORATION STAGE COMPANY) STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2007 AND FOR THE PERIOD JANUARY 13, 2000 THROUGH JUNE 30, 2007

			From January 12, 2000
			(Date of inception )
	June 30, 2007	June 30, 2006	to June 30, 2007

Revenue:	$ -	$ -	$ -
Total Revenue			-

Operating Expenses:
Mineral exploration costs	5,000	-	5,000
General & administrative	8,600	-	8,600
Impairment of mineral claims	11,500	-	11,500

Total Operating Expenses	25,100	-	25,100

NET LOSS	$ (25,100)	$ -	$ (25,100)

Weighted Average Shares
Common Stock Outstanding	4,262,500	-

Net Loss Per Share
(Basic and Fully Dilutive)	(0.00)	$ -

THE ACCOMPANYING NOTES FORM AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

F  3

CAPITAL RESOURCE ALLIANCE INC. (AN EXPLORATION STAGE COMPANY) STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED JUNE 30, 2007 AND FOR THE PERIOD JANUARY 13, 2000 THROUGH JUNE 30,2007
			From January 12, 2000
			(Date of inception )
	June 30, 2007	June 30, 2006	to June 30, 2007
Cash Flows Used in Operating Activities:
Net Loss	$ (25,100)		$ (25,100)
Adjustments to reconcile net (loss) to net cash provided
by operating activites:
Issuance of common stock for services	1,100		1,100
Impairment of mineral claims	11,500		11,500
	-		-
Net Cash Used in Operating Activities	(12,500)		(12,500)

Cash Flows Used In investing Activities:
Acquisition of mineral claims	(10,000)		(10,000)

Net Cash Used In Investing Activities	(10,000)		(10,000)
Cash Flows from Financing Activities:
Issuance of common stock for cash	35,000		35,000
Due to related party	2,655		2,655
Net Cash Provided by Financing Activities	37,655	-	37,655

Net Increase (Decrease) in Cash	15,155		15,155
Cash at Beginning of Year	-	-	-

Cash at End of Year	$ 15,155		$ 15,155
Non-Cash Investing & Financing Activities
Issuance of stock for services	$ 1,100		$ 1,100
Issuance of stock for mineral claims	1,500		1,500

THE ACCOMPANYING NOTES ARE AN INTEGRAL PERT OF THESE FINANCIAL STATEMENTS

F   4

CAPITAL RESOURCE ALLAINCE INC. (AN EXPLORATION STAGE COMPANY) STATEMENT OF STOCKHOLDERS' EQUITY AS AT JUNE 30, 2007

					Additional	Deficit accumulated
	Shares	Par Value	Shares	Par Value	Paid-In	during the exploration
	Issued	$.001 per share	Issued	$.001 per share	Capital	stage	Total

BALANCE- January 12, 2000 (inception)	-	$ -	-	$ -	$ -	$ -	$ -

BALANCE- June 30, 2005	-	-	-	-	-	-	-

BALANCE- June 30, 2006	-	-	-	-	-	-	-

Issuance of common stock in exchange
for services - November 2006			500,000	500			500
Issuance of common stock							-
for cash - December 2006			3,500,000	3,500	31,500		35,000
Issuance of common stock in exchange
for services - January 2007			600,000	600			600
Issuance of common stock in exchange
for mineral cliams - Apirl 2007			500,000	500	1,000		1,500
Net (loss) for period ended June 30, 2007						(25,100)	(25,100)

BALANCE- June 30, 2007	-	$ -	5,100,000	$ 5,100	$ 32,500	$ (25,100)	$ 12,500

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

F  5

CAPITAL RESOURCE ALLIANCE, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2007

NOTE 1 – NATURE AND PURPOSE OF BUSINESS

Capital Resource Alliance, Inc. (the “Company”) was incorporated under the laws of the State of Colorado on January 12, 2000.  The Company’s activities to date have been limited to organization and capital formation.  The Company is “an exploration stage company” and has acquired a series of mining claims for exploration and formulated a business plan to investigate the possibilities of a viable mineral deposit.  The Company has adopted June 30 as its fiscal year end.

NOTE 2 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable.  The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.  Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash.  During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.  The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrant.  The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.  Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

INCOME TAXES:

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”.  SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.  Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK:

The Company does not have any concentration of related financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS:

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

NOTE 3 – MINERAL CLAIMS

The Company entered into a mineral claims purchase agreement on April 25th, 2007, whereby the Company purchased certain mineral claims located in the Abrey Township, Northwestern Ontario, Thunder Bay Mining District.  These mineral claims were acquired from an individual for cash in the amount of $10,000 and the issuance of 500,000 shares of the Company’s common stock valued at $ .003 per share for a total purchase price of $11,500.  After the acquisition of these mineral claims, management performed an impairment test to determine the carrying value of these claims.  Management determined that there was no reasonable method to value the claims and have impaired the cost of these claims and recorded the expense during the year ended June 30, 2007.

NOTE 4 – COMMON STOCK

The Company issued 600,000 shares of its common stock in January 2000 in exchange for services rendered valued at $600.

The Company issued 500,000 shares of its common stock in November 2006 in exchange for services rendered valued at $500.

During the year ended June 30, 2007 the Company issued 3,500,000 shares of its common stock in exchange for cash.  The shares were valued at $.01 per share for an aggregate value of $35,000.

The Company issued 500,000 shares of its common stock in April 2007 as a partial payment for the acquisition of mineral claims (see Note 3).  These shares were valued at $.003 per share for an aggregate value of $1,500.

NOTE 5 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $ 25,100 since inception.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties.  Management has plans to seek additional capital through a private placement and public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and the classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Changes In and Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at  http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

UNTIL_____________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

Part II

Information Not Required In the Prospectus

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Colorado Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Colorado law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by  law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Colorado law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $         12.39

Transfer Agent Fees                                                              $       500.00

Accounting fees and expenses                                              $    4,000.00

Legal fees and expenses                                                       $  20,000.00

Edgar filing fees

                                $    1,000.00

TOTAL

$ 25,512.39

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

On January 13, 2000 we issued 600,000 shares of our common stock to Mr. Joseph Forzani and in November 2006 we issued 500,000 shares of our common stock to Mr. Fred Fitzgerald.  Mr. Forzani is our president and Chief Executive Officer, our Treasurer and Principal Accounting Officer and director and Mr. Fitzgerald is our Secretary and Director.  Mr. Forzani and Mr. Fitzgerald acquired these shares at a deemed price of $0.001 per share for total amount $1,100.00 for the time, effort and expense of organizing the company.  These shares were issued pursuant to Section 4(2) and Regulations S of Rule 506 of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act.

We completed an offering of 3,500,000 shares of our common stock at a price of $0.01 per share to the following 35 purchasers on December 4, 2006:

Name of Subscriber

           Number of Shares

Dean Hood	100,000

W.D. Hood	100,000

Don Thompson	100,000

Marilyn Thompson	100,000

Carley Thompson	100,000

Colin Thompson	100,000

Leana Oversby	100,000

Stevie Forzani	100,000

Kelsea Forzani	100,000

John Forzani	100,000

Lech Pierzchalski	100,000

Cheryl Engel	100,000

Shawn B. Engel	100,000
Doug Kriekle	100,000

Connor Kriekle	100,000

Curtis Kloberdanz	100,000

Kim RheuBottom	100,000

Jamie RheuBottom	100,000

Kelley RheuBottom	100,000

Julie RheuBottom	100,000

James Watts	100,000

Rosa Fishman	100,000

Loren Forzani	100,000

George Spence	100,000

Marvin Segal	100,000

Steve Itscovitch	100,000

John Allen	100,000

Katie Allen	100,000

Bart Allen	100,000

Lisa Fisher	100,000

Corey Fisher	100,000

Sheldon Fishman	100,000

Sandra Pawluk	100,000

The total amount received from this offering was $35,000.  We completed this offering pursuant to Regulation S of Rule 506 of the Securities Act.

We issued 500,000 shares of our common stock to Mr. Donald Murdock at a price of $0.03 on March 16, 2007 as partial payment for our Long Lake claims.

The total amount received from this offering was $1,500.  We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit

Number             Description

3.1 Articles of Incorporation
3.2 Bylaws
5.1 Legal opinion of Brant E. Hodyno, with consent to use
10.1 Mineral Property Purchase Agreement
23.1 Consent of Independent Auditors.

The undersigned registrant hereby undertakes:

        1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

2.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

3.

To reflect in the prospectus any facts or events arising after the effective date of this registration         statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

        4.     Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of

                Registration Fee” table in the effective registration statement.

        5.     To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

6.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be  deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        7.    To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Calgary, Province of Alberta, on September 5. 2007.

Capital Alliance Resources, Inc.

By: /s/ Joseph Forzani

By: /s/ Fred Fitzgerald

Joseph Forzani, President                                                              Fred Fitzgerald, Secretary/Treasurer and

Chief Executive Officer

Principal Accounting Officer

 Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Fred Fitzgerald his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURES               CAPACITY IN WHICH SIGNED

DATE

/s/ Joseph Forzani

September 5, 2007

     Joseph Forzani

President and Chief Executive Officer

/s/ Fred Fitzgerald

     Fred Fitzgerald, Secretary

September 5, 2007